EXHIBIT 4.2

EXECUTION VERSION

WARRANT

THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

METASOLV, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2	Number of Shares: 250,000
Date of Issuance: October 26, 2005

THIS IS TO CERTIFY THAT, for value received, Special Situations Fund III, L.P. or registered assigns (the “Holder”) is entitled to purchase from MetaSolv, Inc., a Delaware corporation (the “Company”), at any time or times on or after April 27, 2006, but not after 5:00 p.m., New York time, on the Expiration Date (as defined herein) at the Exercise Price (as defined herein) Two Hundred Fifty Thousand (250,000) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”), all subject to adjustment and upon the terms and conditions as hereinafter provided. This Warrant has been issued pursuant to a Purchase Agreement (as such agreement may be amended from time to time in accordance therewith, the “Purchase Agreement”) dated as of October 26, 2005, between the initial holder of this Warrant and the Company.

Section 1. Definitions.

(a) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(ii) “Common Stock” means (i) the Company’s common stock, par value $0.005 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(iii) “Exercise Date” means the date when the Exercise Notice, the Aggregate Exercise Price (as defined below), and the Warrant (or an indemnification undertaking with respect to the Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”) are received by the Company at or prior to 5:00 p.m., New York time, on a Business Day. If any of the Exercise Delivery Documents is received after 5:00 p.m., New York time, on a Business Day, the Exercise Date shall be the next succeeding Business Day.

(iv) “Exercise Price” shall be equal to, with respect to any Warrant Share, $4.00, subject to adjustment as provided herein.

(v) “Expiration Date” means the date five (5) years after the Initial Issuance Date or, if such date is not a Business Day, the next succeeding Business Day.

(vi) “Initial Issuance Date” means October 26, 2005.

(vii) “1933 Act” means the Securities Act of 1933, as amended.

(viii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ix) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(b) Other Definitional Provisions.

(i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii) When used in this Warrant, the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section,” “Schedule,” and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on April 27, 2006 and prior to 5:00 p.m., New York time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate

Exercise Price”) in cash or by wire transfer of immediately available funds and (iii) the delivery to the Company of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction).

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall not later than the second Business Day (the “Warrant Share Delivery Date”) following the Exercise Date, arrange for its transfer agent, on or before the Warrant Share Delivery Date, to issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. In the case of a dispute as to the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed arithmetic calculations to the holder via facsimile within one (1) Business Day of the Exercise Date. If the holder and the Company are unable to agree upon the arithmetic calculation of the Warrant Shares within two (2) Business Days of such disputed arithmetic calculation being transmitted to the holder, then the Company shall within one (1) Business Day transmit via facsimile the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than forty-eight (48) hours, but at least one (1) Business Day, from the time it receives the disputed calculations. Such accountant’s calculation shall be deemed conclusive absent manifest error.

(b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after the Exercise Date and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which this Warrant is exercised.

(c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

Section 3. Company Call Right. Notwithstanding any other provision contained in this Warrant to the contrary, in the event that the closing bid price per share of Common Stock as quoted on the Nasdaq National Market (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $7.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days commencing on or after the later of (a) the Registration Statement (as defined in the Purchase Agreement) having been declared effective and (b) six (6) months after the Initial Issuance Date, the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Holder within five (5) Business Days immediately following the end of such twenty (20) trading day period, may call this Warrant, in whole or in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all, or an equal percentage, of the Warrants originally issued to the Other Purchasers (as defined in the Purchase Agreement) on the same terms, and (ii) all of the shares of Common Stock issuable hereunder are registered pursuant to an effective Registration Statement (as defined in the Purchase Agreement) which is not suspended and for which no stop order is in effect, and pursuant to which the Holder is able to sell such shares of Common Stock at all times during the Notice Period. Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant prior to the end of the Notice Period.

Section 4. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant upon issuance will be, duly authorized and validly issued.

(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant upon issuance will be validly issued, fully paid and nonassessable (assuming payment of the Exercise Price) and free from all taxes, liens and charges with respect to the issue thereof.

(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Exercise Price.

(d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the

Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 5. Taxes. The Company shall pay any and all documentary stamp taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 6. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the 1933 Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, and as of the date of any exercise of this Warrant, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act (an “Accredited Investor”).

Section 8. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by the Purchase Agreement.

(c) The Company is obligated to register the Warrant Shares for resale under the 1933 Act pursuant to the Purchase Agreement and the holder of this Warrant is entitled to the registration rights in respect of the Warrant Shares as set forth in the Purchase Agreement.

Section 9. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Warrant had been exercised immediately prior to such event upon payment of the Exercise Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization or reclassification of the capital stock of the Company (other than subdivisions, combinations or reclassifications covered by Section 9(a) or a change in par value), or consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer (other than a pledge, mortgage or hypothecation to a lender as security for a bona fide loan) or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected (in any such case, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or (ii) subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Holder as hereinafter provided in this paragraph. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 9, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f) Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(1) through (f)(7) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price =	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance.

For purposes of this subsection (f), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

For purposes of this subsection (f), the following subsections (f)(1) to (f)(8) shall also be applicable:

(f) (1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(f)(3), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(f) (2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(f)(3), no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(f).

(f) (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, (i) if the purchase price provided for in any Option referred to in subsection 9(f)(1) hereof, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(f)(1) or 9(f)(2), or (iii) the rate at which Convertible Securities referred to in subsections 9(f)(1) or 9(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Exercise Price in effect at the time of such event shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration or termination of any Option for which any adjustment was made pursuant to this subsection 9(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(f) (4) Stock Dividends. Subject to the provisions of this Section 9(f), in case the Company shall declare a dividend or make any other distribution upon any capital stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(f) (5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration other than cash expected by the Company for the provided or purchased services) shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Board of Directors of the Company and the Holder as hereinafter provided in this paragraph). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

(f) (6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, however, that if before the distribution to its holders of Common Stock the Company legally abandons it plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(f) (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

(f) (8) Nasdaq Limitation. Notwithstanding any other provision in Section 9(f) to the contrary, for so long as this Warrant is outstanding, if a reduction in the Exercise Price pursuant to Section 9(f) (other than as set forth in this clause (f)(8)) would require the Company to obtain stockholder approval of the transactions contemplated by the Purchase Agreement pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment. This provision shall not restrict the number of shares of Common Stock which a holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a transaction contemplated by Section 9 of this Warrant.

(g) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to the Purchase Agreement or purchase agreements of the same form as the Purchase Agreement between the Company and the Other Purchasers (as defined in the Purchase Agreement) and securities issued upon the exercise or conversion of those securities, (D) securities issued pursuant to the exercise of this Warrant or warrants in the same form as this Warrant and issued to the Other Purchasers, (E) capital stock, Options or Convertible Securities issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons who are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s or its subsidiaries’ business and not for the primary purpose of raising equity capital, or (ii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets (an “Acquisition Transaction”), excluding Acquisition Transactions in which cash or cash equivalents represent more than 20% of the assets acquired, (F) Common Stock to employees pursuant to any employee stock purchase program, (G) Common Stock or common stock equivalents in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the 1933 Act, (H) capital stock, Options or Convertible Securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company or any subsidiary obtains the use of such office space or equipment for its business, or (I) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the other provisions of this Warrant) (collectively, “Excluded Issuances”).

(h) Upon any adjustment to the Exercise Price pursuant to Section 9(f) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.

(i) Notices. Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11. Notice. All notices, requests, consents, waivers or other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon delivery to the party to be notified, (b) when received by confirmed facsimile or (c) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt, provided that, with respect to Exercise Delivery Documents, such documents shall not be deemed received until actually received by the recipient. All notices, requests, consents, waivers or other communications shall be sent to the Company or to the Holder as follows or at such other addresses as the Company or Holder may designate upon written notice to the other party:

If to the Company:

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, TX 75024

Facsimile: (972) 403-8989

Attention: Chief Financial Officer

With a copy to:

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, TX 75024

Facsimile: (972) 403-8989

Attention: Jonathan K. Hustis

With a copy to:

Vinson & Elkins L.L.P.

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, TX 75201-2975

Facsimile: (214) 220-7716

Attention: Jeffrey A. Chapman, Esq.

If to the holder of this Warrant, to it at the address and facsimile number set forth on Appendix I to the Purchase Agreement or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant.

Section 12. [Reserved].

Section 13. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 14. Amendment and Waiver. Except as otherwise provided herein, this Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the holder of the Warrant. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

Section 15. Governing Law; Jurisdiction; Service of Process. This Warrant shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant shall be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court of the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

Section 16. Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Purchaser (as defined in the Purchase Agreement) and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

Section 17. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Closing Date (as defined in the Purchase Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any allowed Suspension (as defined in the Purchase Agreement)), the holder may elect to receive, without the payment by the holder of the aggregate Exercise Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company (the “Cashless Exercise Right”). Thereupon, the Company shall issue to the holder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)

     A

where

X = the number of shares of Common Stock to which the holder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the holder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the holder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the “Market Price” of one share of Common Stock as at the date the net issue election is made; and

B = the Exercise Price in effect under this Warrant at the time the net issue election is made.

Notwithstanding the foregoing, the holder shall be entitled to exercise the Cashless Exercise Right at the time of the exercise of the Company’s call right set forth in Section 3 hereof during the entire Notice Period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the          day of             , 2005.

METASOLV, INC.

By:
Name:
Title:

EXHIBIT A TO WARRANT

SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THIS WARRANT

METASOLV, INC.

The undersigned Holder hereby exercises the right to purchase              of the shares of Common Stock (“Warrant Shares”) of MetaSolv, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned Holder hereby represents and warrants to, and covenants with, the Company that: (a) the Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Warrant Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Warrant Shares; (b) the Holder is acquiring the Warrant Shares set forth above in the ordinary course of its business and for its own account for investment only and with no present intention or view to the public sale or distribution of any of such Warrant Shares, and no arrangement or understanding exists with any other persons regarding the public sale or distribution of such Warrant Shares, except as contemplated by the Registration Statement without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Warrant Shares in compliance with applicable federal and state securities laws; and provided, however, that nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Warrant Shares for any period of time; and (c) the Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act.

1. Payment of Exercise Price. The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the Holder              Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs             . to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 2005 from the Company and acknowledged and agreed to by             .

METASOLV, INC.

By:
Name:
Title:

APPENDIX B

METASOLV, INC.

NET ISSUE ELECTION NOTICE

To: MetaSolv, Inc.

Date:[            ]

The undersigned hereby elects under Section 17 of this Warrant to surrender the right to purchase [            ] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [            ] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature Name for Registration Mailing Address